                                                                    EXHIBIT 99.1


                   VIASAT REPORTS FISCAL 2003 YEAR END RESULTS

                           ACHIEVES RECORD ORDER YEAR

      CARLSBAD, CA -- ViaSat, Inc (NASDAQ: VSAT), a leading developer of communication equipment for government and commercial customers, today announced financial and operating results for the fourth quarter and fiscal year 2003. Results were in line with the updated outlook provided by the company on April 28, 2003. Highlights included record revenues in the fourth quarter of $53.7 million, record orders for new business of $259.5 million and cash flow from operations of over $15 million for the fiscal year.

      "Despite a challenging year overall , we are entering fiscal 2004 having generated record new orders and a 54% increase in our backlog from the end of the prior fiscal year," said Mark Dankberg, chairman, president and CEO of ViaSat. "With a healthy backlog and positive demand indicators in key defense segments such as information security and military satcom, as well as commercial broadband, we are optimistic about our growth prospects as we convert new orders into revenues, earnings and cash. These factors give us confidence that ViaSat is poised to return to profitability and grow top-line revenues in excess of 20% annually."

FINANCIAL RESULTS

      For the fourth quarter and fiscal year ended March 31, 2003, the company reported the following:

(In millions, except share data)           Q4 2003      Q4 2002      FY 2003      FY 2002
--------------------------------------     --------    ---------    ---------     -------
Revenues                                   $  53.7      $  47.2      $ 185.0      $ 195.6
Actual net income (loss)                  ($   1.3)    ($   3.4)    ($   9.6)     $   2.2
Per share net income (loss)               ($  0.05)    ($  0.13)    ($  0.37)     $  0.09
Pro forma net income (loss)*              ($   0.0)    ($   1.9)    ($   4.6)     $   7.9
Per share Pro forma net income (loss)*    ($  0.00)    ($  0.07)    ($  0.18)     $  0.33
Weighted average shares                       26.1         25.7         26.0         24.0

New orders/Contract awards                 $  60.0      $  24.1      $ 259.5      $   192
Sales backlog                              $   214      $   139      $   214      $   139

      * All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of goodwill, intangible assets and a charge for in-process research and development). A reconciliation of specific adjustments to GAAP results for these periods is included in the "Pro Forma Condensed Consolidated Statement of Operations" table on page 5 of this release. A description of our use of non-GAAP information is provided under "Use of Pro Forma Financial Information" below.

SELECT FISCAL YEAR 2003 BUSINESS HIGHLIGHTS

- Over $35 million in new contract awards for our defense information security business making it the highest growth area for our defense business. Key contracts in this area were Gigabit Ethernet, Secure Gateway (SEGATE)/Trusted Filters for US Army's Communications Electronics Command (CECOM), plus JTRS and FAB-T subcontracts on Boeing-led teams.

- Completion of government qualification testing for both the airborne LVT(1) and ground-based LVT (2) Multifunctional Information Distribution System (MIDS) terminals. We were awarded delivery orders valued at over $39 million for the year and MIDS unit production recorded its highest levels during the fourth quarter.

- Backlog in our government UHF satcom business grew by over 45% with over $37 million in new orders during the year, including awards for the Second Generation Modem used in the US Army MANPAC radio.

- Launch of an extensive business development effort in our new Government Broadband business area, aimed at expanding the market for our commercial VSAT products into government applications. Just after year-end, this effort resulted in an eight-year, delivery order contract from CECOM for design and production of the Enhanced Bandwidth Efficient Modem (EBEM).

- Successful migration of commercial antenna technology to Department of Defense applications by our Satellite Ground Systems division. A total of $21 million in new orders for government applications during fiscal year 2003 included antenna systems for the Wideband Gapfiller Satellite and Space Lift Range Systems telemetry upgrade from ITT Industries, the Geostationary Operational Environmental Satellite for NOAA, and Phase II for the Ballistic Missile Range Safety System from Honeywell Space Systems.

- Record bookings and shipments of our LinkStar broadband VSAT by our VSAT Networks group, including over $24 million in orders during the third quarter, led by deals with INTERDirec for the e-Mexico National System, and Shoppers Drug Mart for an upgrade of its retail network in Canada.

- Completed development of a Federal Aviation Administration (FAA) fully flight-qualified airborne receive and transmit subsystems (ARTS) for Connexion by Boeing, delivered the first production order of 70 units, and received a follow-on production order from Connexion for continued development and delivery of more than 100 units in support of the scheduled service launch in 2004.

- Approximately $10 million in development and initial production orders from ARINC Incorporated for the Airborne Integrated Satellite Communications Terminal for the SKYLink two-way broadband in-flight communication system for business jets. SKYLink builds on CDMA technology developed for the ArcLight Broadband VSAT product.


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                                                                               3


- First contract award from Eutelsat for consumer broadband trials using SurfBeam(R), our consumer/SOHO broadband system that leverages DOCSIS (Data Over Cable Service Interface Specification) technology. SurfBeam is the first two-way satellite system expressly developed with the complete set of features and infrastructure to support service for the high volume, consumer market at prices competitive with terrestrial alternatives.

- Growth in revenues for US Monolithics through RF subsystem and product development for both defense and commercial programs. Current programs include next generation Ka-band MMICs, Ka-band transceivers for Eutelsat's Skyplex system, Ku-band block upconverters for internal and external customers, and UHF power amplifiers and phased array antenna multiple-chip modules for defense applications.

      ViaSat produces innovative satellite and other wireless communication products that enable fast, easy, and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways. Other products include network security devices, tactical data radios, and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Italy, Australia, China, and India.

      In addition, ViaSat's wholly-owned subsidiary, U.S. Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. USM is based in Chandler, Arizona.

USE OF PRO FORMA FINANCIAL INFORMATION

      Pro forma net income (loss) excludes the effect of acquisition charges (amortization of goodwill, intangible assets and a charge for in-process research and development). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance


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
                                                                               4


with generally accepted accounting principles. See the "Pro Forma Condensed Consolidated Statement of Operations" table for a reconciliation of net income
(loss) to pro forma net income (loss).

SAFE HARBOR STATEMENT

      Portions of this release, particularly ViaSat's financial prospects for fiscal year 2004 and beyond and the "Fiscal Year 2003 Business Highlights" section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat's ability to perform under existing contracts and obtain additional contracts, ViaSat's ability to develop new products that gain market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

      Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  THREE MONTHS ENDED MARCH 31,            YEAR ENDED MARCH 31,
                                                          (UNAUDITED)                         (UNAUDITED)
                                                 -------------------------------     -------------------------------
                                                     2002              2003              2002              2003
                                                 -------------     -------------     -------------     -------------
Revenues                                         $     47,181      $     53,700      $    195,628      $    185,022
Cost of revenues                                       34,607            40,212           136,567           141,208
                                                 ------------      ------------      ------------      ------------
Gross Profit                                           12,574            13,488            59,061            43,814
Operating expenses:
Selling, general & administrative                       7,752            11,130            33,389            37,858
ORBCOMM                                                 4,764                --             4,764                --
Independent research and development                    3,772             4,344             9,415            16,048
Acquired in-process research and development               50                --             2,550
Amortization of intangible assets                       2,122             2,113             5,216             8,448
Amortization of goodwill                                  436                --             1,743                --
                                                 ------------      ------------      ------------      ------------
Income (loss) from operations                          (6,322)           (4,099)            1,984           (18,540)
Equity in loss of joint venture                          (627)              (78)           (2,877)           (1,700)
Interest and other                                        (97)             (199)               91              (825)
                                                 ------------      ------------      ------------      ------------
Income (loss) before income taxes                      (7,046)           (4,376)             (802)          (21,065)
                                                 ------------      ------------      ------------      ------------
Net Income (loss)                                $     (3,433)     $     (1,283)     $      2,157      $     (9,632)
                                                 ============      ============      ============      ============
Diluted net income (loss) per share              $      (0.13)     $      (0.05)     $       0.09      $      (0.37)
                                                 ============      ============      ============      ============
Diluted common equivalent shares                   25,658,486        26,124,711        23,953,664        26,015,702

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED MARCH 31,            YEAR ENDED MARCH 31,
                                                                  (UNAUDITED)                         (UNAUDITED)
                                                         -------------------------------     -------------------------------
                                                             2002              2003              2002              2003
                                                         -------------     -------------     -------------     -------------
Revenues                                                 $     47,181      $     53,700      $    195,628      $    185,022
Cost of revenues                                               34,607            40,212           136,567           141,208
                                                         ------------      ------------      ------------      ------------
Gross Profit                                                   12,574            13,488            59,061            43,814
Operating expenses:
Selling, general & administrative                               7,752            11,130            33,389            37,858
ORBCOMM                                                         4,764                --             4,764                --
Independent research and development                            3,772             4,344             9,415            16,048
                                                         ------------      ------------      ------------      ------------
Pro forma income (loss) from operations                        (3,714)           (1,986)           11,493           (10,092)
Equity in loss of joint venture                                  (627)              (78)           (2,877)           (1,700)
Interest and other                                                (97)             (199)               91              (825)
                                                         ------------      ------------      ------------      ------------
Pro forma income (loss) before income taxes                    (4,438)           (2,263)            8,707           (12,617)
                                                         ------------      ------------      ------------      ------------
Pro forma net income (loss)                              $     (1,868)     $        (15)     $      7,862      $     (4,563)
                                                         ============      ============      ============      ============
Pro forma diluted net income (loss) per share            $      (0.07)     $      (0.00)     $       0.33      $      (0.18)
                                                         ============      ============      ============      ============
Diluted common equivalent shares                           25,658,486        26,124,711        23,953,664        26,015,702


AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS)
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income (loss)                                         (3,433)           (1,283)            2,157            (9,632)
Acquired in-process research and development                       50                --             2,550                --
Amortization of intangible assets                               2,122             2,113             5,216             8,448
Amortization of goodwill                                          436                --             1,743                --
Income tax effect                                              (1,043)             (845)           (3,804)           (3,379)
                                                         ------------      ------------      ------------      ------------
Non-GAAP net income (loss)                               $     (1,868)     $        (15)     $      7,862      $     (4,563)
                                                         ------------      ------------      ------------      ------------


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                                                                               6


                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

ASSETS                                    MARCH 31, 2002     MARCH 31, 2003
                                                              (UNAUDITED)
Current Assets:
Cash and S-T investments                     $  6,620          $  4,269
Accounts receivable, net                       80,170            80,962
Inventory                                      30,116            29,758
Deferred income taxes                           2,974               858
Other current assets                            7,343             6,014
                                             --------          --------
Total current assets                          127,223           121,861
                                             --------          --------
Goodwill, net                                  19,456            19,493
Other intangible assets, net                   43,922            35,575
Property and equip, net                        31,117            33,609
Other assets                                   16,949            26,678
                                             --------          --------
                                             $238,667          $237,216
                                             --------          --------

LIABILITIES AND                           MARCH 31, 2002     MARCH 31, 2003
STOCKHOLDERS' EQUITY                                          (UNAUDITED)
 Current liabilities:
 Accounts payable                            $ 16,069          $ 21,983
 Accrued liabilities                           17,796            19,036
 Line of credit                                 9,900             9,950
                                             --------          --------
 Total current liabilities                     43,765            50,969

 Other liabilities                              2,549             1,907
                                             --------          --------
 Total liabilities                             46,314            52,876
                                             --------          --------
 Total stockholders' equity                   192,353           184,340
                                             --------          --------
                                             $238,667          $237,216
                                             --------          --------

NOTE: ViaSat, Inc. will be host a conference call to discuss these FY2003 Fourth Quarter and Year End Earnings at 5:00 P.M. Eastern Time on Thursday, May 22, 2003. The dial-in number is (800) 833-9564 and the reservation code is 21144400. A replay will be available until 7:00 P.M. May 23 at (800) 633-8284, reservation code 21144400. You can also access our conference call web cast and other material financial information discussed on our conference call (including any non-GAAP information required by Regulation G) on the Investor Relations Events Calendar web page of our corporate web site (www.viasat.com). The call will be archived and available on that site for at least 3 months immediately following the conference call.

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